UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2005

REPUBLIC BANCORP, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	0-24649	61-0862051
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

601 West Market Street, Louisville, Kentucky		40202
(Address of principal executive offices)		(Zip code)

(502) 584-3600

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Third Amendment to the Marketing and Servicing Agreement with ACE Cash Express, Inc. (“ACE”)

On July 26, 2005, Republic Bank & Trust Company (“Republic”) entered into a Third Amendment of its contract dated October 21, 2002 with ACE  (“the Agreement”). The Third Amendment effectively extends the Agreement termination date from January 1, 2006 to January 1, 2008.  The Third Amendment also permits ACE to modify the Agreement anytime after March 31, 2006 with sixty days prior written notice, if ACE can profitably engage in deferred deposit transactions in Texas subject to the Agreement independent of Bank or with another Bank if another bank can offer deferred deposit transactions on a less restrictive basis than Republic.  The same provision is applicable to the states of Pennsylvania and Arkansas except that the Agreement may be modified as to those states anytime after January 1, 2006 with sixty days prior written notice. The foregoing is specifically qualified by reference to the Third Amendment to Agreement attached hereto as Exhibit 10.1.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

10.1     Third Amendment to the Marketing and Servicing Agreement with ACE Cash Express, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REPUBLIC BANCORP, INC.

Date: July 28, 2005	By	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Third Amendment to the Marketing and Servicing Agreement with ACE Cash Express, Inc.